UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 11, 2020
Date of Report (Date of earliest event reported)

STEIN MART, INC.
(Exact name of registrant as specified in its charter)

Florida	0-20052	64-0466198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1200 Riverplace Blvd., Jacksonville, Florida 32207
(Address of principal executive offices, including Zip Code)

(904) 346-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SMRT	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP.
On August 12, 2020, Stein Mart, Inc. (the “Company”) and each of its subsidiaries, filed a voluntary petition in the United States Bankruptcy Court for the Middle District of Florida – Jacksonville Division seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The Company’s case has been assigned the following case number, Case No. 3:20-bk-2387, by the Bankruptcy Court.
The Company continues to operate its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. To ensure their ability to continue operating in the ordinary course of business, the Company has filed with the Bankruptcy Court motions seeking a variety of “first-day” relief, including authority to pay employee wages and benefits, and pay vendors and suppliers in the ordinary course for all goods and services provided after the petition date and the use of cash collateral. In addition, the Company entered into an agreement with Hilco Merchant Resources, LLC, Gordon Brothers Retail Partners, LLC, Great American Group, LLC, Tiger Capital Group, LLC and SB360 Capital Partners, LLC for purposes of conducting liquidation sales at substantially all of the Company’s stores, which agreement is subject to Bankruptcy Court approval.
ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.
The Bankruptcy filing described in Item 1.03 above constituted an event of default or otherwise triggered or may trigger repayment obligations under a number of instruments and agreements relating to direct and indirect financial obligations of the Company:
•$240.0 million senior secured revolving credit facility with Wells Fargo Bank;
•Term Loan Credit Agreement with Gordon Brothers Finance Company, as administrative agent, and Gordon Brothers Finance Company, LLC, as lender, with respect to approximately $35.0 million; and
•Various promissory notes totaling approximately $20.7 million.
The Company believes that any efforts to enforce the payment or other obligations under these instruments are stayed as a result of the Bankruptcy filing.
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Effective August 11, 2020, in connection with the Bankruptcy filing, the Company terminated MaryAnne Morin as the President of the Company. Ms. Morin remains a member of the Company’s Board of Directors. In addition, in connection with the Bankruptcy filing, the Company eliminated the prior temporary 20 percent salary reduction for its executive management.
ITEM 7.01 REGULATION FD DISCLOSURE.
A copy of the press release dated August 12, 2020 issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information set forth in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.
ITEM 8.01 OTHER EVENTS.
Cancellation of Annual Meeting
The Company previously disclosed that it intended to hold its Annual Meeting of Shareholders (the “Annual Meeting”) on September 1, 2020. In consideration of the Bankruptcy filing, the Company has determined to cancel the Annual Meeting.

Cautionary Note Regarding Stein Mart’s Common Stock
The Company cautions that trading in the Company’s securities during the pendency of the Bankruptcy is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by the holders of the Company’s securities in the Chapter 11 Cases. The Bankruptcy will likely result in holders of our securities receiving no value for their interests.
FORWARD-LOOKING STATEMENTS.
This Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters discussed herein include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to the future operating performance of the Company and its asset utilization. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors.
The Bankruptcy will likely result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative and will pose substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders thereof in the Bankruptcy Case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date hereof, and which we assume no obligation to update.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

99.1	Press Release Dated August 12, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date:	August 12, 2020	By:	/s/ James B. Brown
James B. Brown
Executive Vice President and Chief Financial Officer